Exhibit 99.3

DAMORA THERAPEUTICS, INC.
2025 Equity INCENTIVE PLAN

1.
Purpose.

The purpose of this 2025 Equity Incentive Plan (the “Plan”) of Damora Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.
Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units, and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.
Administration and Delegation.
(a)
Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
(b)
Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. The Board may abolish any Committee at any time, and notwithstanding any delegation of authority, the Board will always retain full authority to take any action permitted under the Plan.
(c)
Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may rescind any such delegation at any time.
4.
Stock Available for Awards.
(a)
Number of Shares. Subject to adjustment under Section 8 hereof, Awards may be made under the Plan covering up to 2,777,778 shares of common stock of the Company (the “Common Stock”), all of which may be granted as Incentive Stock Options (as defined below). If any Award expires, lapses, or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any shares of Common Stock covered by such Award not being issued or being so reacquired by the Company, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (whether by actual delivery or attestation) or tendered to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, shares purchased on the open market, or treasury shares. At no time while there is any Option (as defined below) outstanding and held by a Participant who was a resident of the State of California on the date of grant of such Option, shall the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan or agreement of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Code of Regulations (the “California Regulations”), to the extent applicable, based on the shares of the Company which are outstanding at the time the calculation is made.
(b)
Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted prior to such merger or consolidation by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) hereof, except as may be required by reason of Section 422 and related provisions of the Code.
5.
Stock Options.
(a)
General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option”.
(b)
Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company (including any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code but excluding any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest). All Options intended to qualify as Incentive Stock Options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code, and without limiting generality of the foregoing, such Options shall be deemed to include terms that comply with the eligibility standards described Section 422(b) of the Code. Subject to the remaining provisions of this Section 5(b), if an Option intended to qualify as an Incentive Stock Option does not so qualify, the Board may, at its discretion, amend the Plan and Award with respect to such Option so that such Option qualifies as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award. Neither the Company nor the Board shall have any liability to a Participant, or any other party, (i) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as such or (ii) for any action or omission by the Company or Board that causes an Option not to qualify as an Incentive Stock Option, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
(c)
Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Option is granted. In the case of an Incentive Stock Option granted to an employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively) (such employee, a “10% Holder”), the per share exercise price shall be no less than 110% of the Fair Market Value on the date the Option is granted.
(d)
Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided that the term of any Option shall not exceed 10 years. In the case of an Incentive Stock Option granted to a 10% Holder, the term of the Option shall not exceed five years.
(e)
Exercise of Option; Notification of Disposition. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Unless otherwise determined by the Board, an Option may not be exercised for a fraction of a share of Common Stock. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise. If an Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired from the Option if such disposition or transfer is made (i) within two years from the grant date with respect to such Option or (ii) within one year after the transfer of such shares to the Participant (other than any such disposition made in connection with a Reorganization Event). Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
(f)
Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i)
in cash or by check, payable to the order of the Company;
(ii)
when the Common Stock is registered under the Exchange Act, except as may otherwise be provided in the applicable option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(iii)
when the Common Stock is registered under the Exchange Act and to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(iv)
to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (A) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (B) payment of such other lawful consideration as the Board may determine;
(v)
to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by having the Company retain from the shares of Common Stock otherwise issuable upon the exercise of such Option a number of shares valued at their Fair Market Value; or
(vi)
by any combination of the above permitted forms of payment or any other lawful consideration as approved by the Board in its sole discretion.
(g)
Early Exercise of Options. The Board may provide in the terms of an option agreement that the Participant may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock (as defined below) with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Board shall determine.
6.
Restricted Stock; Restricted Stock Units.
(a)
General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at or following the time such Award vests (“Restricted Stock Units” or “RSUs”).
(b)
Terms and Conditions. The Board shall determine and set forth in the applicable award agreement the terms and conditions of Restricted Stock or RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)
Additional Provisions Relating to Restricted Stock.
(i)
Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares to the extent such dividends have a record date that is on or after the date on which the Participant to whom such Restricted Stock is granted becomes the record holder of such Restricted Stock, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made as provided in the applicable award agreement, but no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the later of (A) the date the dividends are paid to shareholders of that class of stock and (B) the date the dividends are no longer subject to forfeiture.
(ii)
Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
(d)
Additional Provisions Relating to Restricted Stock Units.
(i)
Settlement. Upon or following the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash or other property equal to the Fair Market Value of one share of Common Stock on the settlement date (or such other date), as the Board shall determine and as provided in the applicable award agreement. The Board may provide that settlement of Restricted Stock Units shall occur upon or as soon as reasonably practicable after the vesting of the Restricted Stock Units or shall instead be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.
(ii)
Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units unless and until shares are delivered in settlement thereof.
(iii)
Dividend Equivalents. To the extent provided by the Board, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are paid, as determined by the Board, subject, in each case, to such terms and conditions as the Board shall establish and set forth in the applicable award agreement. “Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.
7.
Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation stock appreciation rights (which shall be subject to the same limitations applicable to awards of Nonstatutory Stock Options)

and Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto.

8.
Adjustments for Changes in Common Stock and Certain Other Events.
(a)
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, merger, consolidation, liquidation, reorganization, or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the number of shares subject to and the repurchase price per share subject to each other outstanding Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board; provided that, unless otherwise determined by the Board, such changes to the Options shall comply with Section 1.424-1 of the Treasury Regulations and Section 409A of the Code. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)
Reorganization Events and Change in Control.
(i)
Definitions.
(A)
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
(B)
A “Change in Control” means, except as otherwise provided in an Award agreement, the occurrence of any one of the following events:
(I)
any Person (as defined below) (other than any Designated Affiliate (as defined below)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Board from time to time (an “Affiliate”)) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (III)(1) or (2) below;
(II)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: (1) individuals who, on the Effective Date (as defined below), constitute the Board and (2) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(III)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity (other than with any Designated Affiliate), other than (1) a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a reverse merger or similar transaction;
(IV)
the implementation of a plan of complete liquidation or dissolution of the Company; or
(V)
there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (1) an entity, at least 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or (2) any Designated Affiliate.
(C)
“Designated Affiliates” means Fairmount Healthcare Fund II, L.P., its respective Controlled Affiliates, and any entity in which any such entity has a substantial direct or indirect equity interest, as determined by the Board from time to time; provided, however, that Fairmount Healthcare Fund II, L.P., its Controlled Affiliates, and any entity in which any such entity has a substantial direct or indirect equity interest, as determined by the Board from time to time, will cease to be Designated Affiliates at the time they no longer are the Beneficial Owner of securities of the Company represents at least 10% of the combined voting power of the Company’s then outstanding securities. For purposes of this definition, “Controlled Affiliates” means any Person referred to in the preceding sentence that, directly or indirectly, through one or more intermediaries, is controlling, controlled by, or under common control with, such other Person.
(D)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (I) the Company or any of its Affiliates, (II) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (III) an underwriter temporarily holding securities pursuant to an offering of such securities or (IV) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(E)
A “Reorganization Event” means the consummation of: (I) the dissolution or liquidation of the Company, (II) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person, (III) a merger, reorganization or consolidation pursuant to which all or substantially all of the Persons who were Beneficial Owners of the Company’s outstanding voting power immediately prior to such transaction do not own, directly or indirectly, a majority (determined on an as-converted basis) of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable), (IV) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of a related transactions by a Person or group of Persons, or (V) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities, as a result of or following which the Common Stock shall be public, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Reorganization Event.”
(ii)
Consequences of a Reorganization Event or Change in Control on Awards. In connection with a Reorganization Event and/or a Change in Control, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards on such terms as the Board determines: (A) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that, unless otherwise determined by the Board, such assumption or substitution of the Options shall comply with Section 1.424-1 of the Treasury Regulations and Section 409A of the Code, (B) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (C) provide that outstanding Awards shall become vested, exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (I) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not equal or exceed the Acquisition Price) over (II) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards (and the Board may cancel and terminate without payment or consideration any Award with an exercise price equal to or in excess of the Acquisition Price), (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (A) above, an Option shall be considered assumed if, following consummation of the Reorganization Event or Change in Control, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event or Change in Control, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event or Change in Control by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event or Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event or Change in Control is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event or Change in Control.

9.
General Provisions Applicable to Awards.
(a)
Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and during the life of the Participant, shall be exercisable only by the Participant. Notwithstanding the foregoing, as permitted by the Committee, a Participant may transfer or assign an Award as a gift to any “family member” (as such term is defined in Rule 701 promulgated under the Securities Act) (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during the lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign, or otherwise alienate or hypothecate such Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
(b)
Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)
Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)
Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(i)
For purposes of the Plan, “Cause” has the meaning set forth in the written employment, offer, services or severance agreement or letter between the Participant and the Company or its subsidiary, or in any severance plan in which the Participant participates, or if there is no such agreement or plan or no such term is defined in such agreement or plan, means (A) the Participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (B) the Participant’s conviction or plea of no contest to (1) a felony or (2) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (C) the Participant’s failure to perform in all material respects the Participant’s assigned duties and responsibilities; (D) the Participant’s gross negligence, willful misconduct that results in or is reasonably anticipated to result in harm to the Company; or (E) the Participant’s violation of any material provision of any agreement(s) between the Participant and the Company or its subsidiary or any Company policies including, without limitation, agreements relating to non-competition, non-solicitation, non-disparagement, non-disclosure and/or assignment of inventions or policies related to ethics or workplace conduct.
(ii)
For purposes of the Plan, “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.
(e)
Withholding. The Company shall not be obligated to deliver certificates, release from forfeiture, otherwise recognize a Participant’s unrestricted ownership in an Award or the cash or property proceeds therefrom, until the Company satisfies all applicable federal, state, and local or other income and employment tax withholding obligations. In its sole discretion, the Company may satisfy such withholding obligations by any of the following means or by a combination of such means: (i) causing the Participant to tender to the Company cash payment; (ii) withholding cash from an Award settled in cash; (iii) withholding from amounts otherwise payable by the Company to the Participant, including but not limited to additional withholding on the Participant’s salary or wages, or from proceeds from the sale of Common Stock issued pursuant to an Award; (iv) delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s maximum statutory withholding obligations (based on maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), and provided, further, shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or (v) by such other method as determined by the Board.
(f)
Amendment of Award.
(i)
The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (A) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan, (B) the change is permitted under Section 8 hereof, or (C) the change is to ensure that an Option intended to qualify as an Incentive Stock Option qualifies as such.
(ii)
The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award. The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.
(g)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by the Board to be necessary to the lawful issuance and sale of any securities hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority was not obtained.
(h)
Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
10.
Miscellaneous.
(a)
No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)
No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding any other provision of the Plan, unless otherwise determined by the Board or required by any applicable laws, the Company shall not be required to deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any stock certificates issued under the Plan deemed necessary or appropriate by the Board in order to comply with applicable laws.
(c)
Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the Effective Date or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
(d)
Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that if at any time the approval of a Company stockholder is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or pursuant to any other applicable law or regulation, the Board may not effect such modification or amendment without stockholder approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.
(e)
Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)
Compliance with Code Section 409A. Unless otherwise expressly provided for in an Award, the Plan and Award will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award is silent on terms necessary for compliance, such terms as deemed necessary by the Board in its sole discretion are hereby incorporated by reference into the Award. Without limiting the generality of the foregoing, if shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any other action taken by the Board.
(g)
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
(h)
Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Board’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(i)
Restrictions on Shares; Clawback Provisions. Shares of Common Stock acquired in respect of Awards shall be subject to such terms and conditions as the Board shall determine, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Board, be contained in the applicable Award agreement or in an exercise notice, stockholders’ agreement or in such other agreement as the Board shall determine, in each case in a form determined by the Board. The issuance of such shares of Common Stock shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award agreement.

DAMORA THERAPEUTICS, INC.
2025 Equity INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 10(e) of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.
Additional Limitations on Options.
(a)
Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.
(b)
Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by applicable law, the terms of any contract of employment between the Company and such Participant, or in the instrument evidencing the grant of such Participant’s Option), in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, as follows: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code).
2.
Additional Limitations for Other Stock-Based Awards.

The terms of all Awards granted to a California Participant under Section 7 of the Plan shall comply, to the extent applicable, with Section 260.140.41 or Section 260.140.42 of the California Regulations.

3.
Additional Requirement to Provide Information to California Participants.

To the extent required by Section 260.140.46 of the California Regulations, the Company shall provide to each California Participant and to each California Participant who acquires Common Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

4.
Additional Limitations on Timing of Awards.

No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of a majority of the Company’s outstanding voting securities within 12 months before or after the date the Plan was adopted by the Board.

5.
Additional Restriction Regarding Recapitalizations, Stock Splits, Etc.

For purposes of Section 8 of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities,

A-1

the number of securities allocated to each California Participant must be adjusted proportionately and without the receipt by the Company of any consideration from any California Participant.

A-2

DAMORA therapeutics, INC.
2025 EQUITY INCENTIVE PLAN

Restricted Stock Agreement

1.
Grant of Award.
1.1
Award. This Restricted Stock Agreement (this “Agreement”) evidences the following grant by Damora Therapeutics, Inc., a Delaware corporation (the “Company”), of an award (this “Award”) of a number of shares of Restricted Stock on the terms provided herein and in the Damora Therapeutics, Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”) set forth below.

Participant:	[•]
Date of Grant:	[•]
Shares of Restricted Stock:	[•] (the “Shares”)
Vesting Commencement Date:	[•]
Vesting Requirements:

This Award will vest and become Vested Shares (as defined below) only upon satisfaction of both (i) the Time-Based Vesting Condition and (ii) the Milestone Vesting Condition, each as described below.

As of any particular date, the number of Shares that are Vested Shares is calculated by multiplying (i) the total number of Shares by (ii) the percentage of this Award that has satisfied the Time-Based Vesting Condition, by (iii) the percentage of this Award that has satisfied the Milestone Vesting Condition (with the result of such multiplication rounded to the nearest whole Share).

Time-Based Vesting Condition:

This Award will satisfy the Time-Based Vesting Condition in accordance with the following schedule, subject to the Participant’s continued employment or other services to the Company (“Services”) through each vesting date: (i) as to 25% of the Shares on the first anniversary of the Vesting Commencement Date, and (ii) thereafter, as to an additional 1/48th of the Shares at the end of each successive month following the first anniversary of the Vesting Commencement Date.

[Immediately prior to the consummation of a Change in Control and provided the Participant continuously provides Services to the Company through such Change in Control,

the Time-Based Vesting Condition will be deemed satisfied with respect to 100% of this Award.][1]
Milestone Vesting Condition:

As of the Date of Grant, the Milestone Vesting Condition is deemed satisfied with respect to 50% of the Shares.

In connection with each Qualifying Financing (as defined below), subject to the Participant’s continued Services through the date of such Qualifying Financing, the Milestone Vesting Condition will be satisfied as to a number of Shares that would cause the ratio of (i) the shares of Common Stock held by Fairmount Healthcare Fund II, L.P. (on an as-converted basis) to (ii) the aggregate Shares for which the Milestone Vesting Condition has been satisfied to equal [•] to one. For the avoidance of doubt, upon a Qualifying Financing which results in Fairmont Healthcare Fund II, L.P. holding at least 20,000,000 shares of Common Stock (on an as-converted basis, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), the Milestone Vesting Condition will be satisfied as to 100% of the Shares.

Notwithstanding the foregoing, in the event of a Next Financing that does not constitute a Qualifying Financing, the Milestone Vesting Condition will no longer be eligible to be satisfied and any Shares for which the Milestone Vesting Condition has not been satisfied shall be automatically forfeited for no consideration (with such forfeiture applying pro-rata across each tranche of the Shares that have satisfied or were as of such date eligible to satisfy the Time-Based Vesting Condition).

As used herein:

•
“Next Financing” shall mean an issuance (or series of related issuances) by the Company of its capital stock, other than to the Company’s directors, employees, consultants or other service providers, that is completed following the Date of Grant (including, for the avoidance of doubt, the issuance of the Company’s capital stock upon the conversion of the Company’s debt or in exchange for the cancellation of the Company’s debt).

1 Note to Draft: Bracketed language to be excluded in grants to individuals expected to be hired as employees.

2

• “Qualifying Financing” shall mean a Next Financing consisting of the issuance by the Company of capital stock solely to Fairmount Healthcare Fund II, L.P.
1.2
Stock Plan and Defined Terms. This Award is granted pursuant to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
1.3
Spousal Consent. If the Participant has a spouse or registered domestic partner, as a condition of accepting this Award, the Participant shall also deliver a signed and completed Consent of Spouse or Domestic Partner in the form attached hereto as Exhibit A to the Company.
2.
Vesting of Restricted Stock; Termination of Service.
2.1
Vesting. Shares of Restricted Stock that have not yet become vested shall be referred to herein as “Unvested Shares” and Shares of Restricted Stock that have vested hereunder shall be referred to herein as “Vested Shares.” Shares of Restricted Stock shall become Vested Shares in accordance with the Vesting Schedule set forth in Section 1(a) above.
2.2
Effect of Termination of Service. If the Participant’s continuous Services to the Company terminates for any reason, all Unvested Shares shall be automatically forfeited for no consideration.
3.
Issuance of Shares.

On the Date of Grant, the Company shall cause to be issued one or more certificates evidencing, or electronic notation representing, the Shares of Restricted Stock subject to this Award. Such Shares shall be registered in the name of the Participant, or in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship. Until the issuance of the Shares has been entered into the books and records of the Company or a duly authorized transfer agent of the Company, no right to vote, receive dividends or any other right as a stockholder will exist with respect to such Shares. In the case of Unvested Shares, the Company shall cause any certificates evidencing such Shares to be deposited in escrow under Section 4. In the case of Vested Shares, the Company shall cause any certificates evidencing such Shares to be recorded with appropriate notations regarding the restrictions set forth herein.

4.
Escrow.

Upon issuance, any certificate(s) for Unvested Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. All ordinary cash dividends on Unvested Shares (or on other securities held in escrow) shall be subject to the restrictions and the risk of forfeiture applicable to the related Unvested Share and shall only be paid to the Participant if the underlying Shares become Vested Shares. If the Unvested Share to which such dividends relate become Vested Shares, then such dividends shall be paid as soon as administratively feasible after such Unvested Shares become Vested Shares, but in no event later than 60 days after the date such Unvested Shares become Vested Shares. Unvested Shares, together with any other assets held in escrow under this Agreement, shall be surrendered to the Company upon forfeiture under Section 2(b). All Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise (or deemed exercise) of the Right of First Refusal (as defined below) or (ii) if held in escrow, released to the

3

Participant upon his or her request to the extent that the Shares are Vested Shares. In any event, all Vested Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Participant’s Service to the Company or (ii) the lapse of the Right of First Refusal.

5.
Right Of First Refusal.
5.1
Right of First Refusal. Before any Vested Shares held by the Participant or any transferee of the Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall first, to the extent the Company’s approval is required by any applicable provisions of the Company’s Bylaws, have the right to approve such sale or transfer, in full or in part, and shall then have the right to purchase all or any part of the Shares proposed to be sold or transferred, in each case, in its sole and absolute discretion (the “Right of First Refusal”). If the Holder would like to sell or transfer any Shares, the Holder must provide the Company or its assignee(s) with a Transfer Notice (as defined below) requesting approval to sell or transfer the Shares and offering the Company or its assignee(s) a Right of First Refusal on the same terms and conditions set forth in this Section 5. The Company may either (i) exercise its Right of First Refusal in full or in part and purchase such Shares pursuant to this Section 5, (ii) decline to exercise its Right of First Refusal in full or in part and permit the transfer of such Shares to the Proposed Transferee (as defined below) in full or in part or (iii) decline to exercise its Right of First Refusal in full or in part and, to the extent the Company’s approval is required by any applicable provisions in the Company’s Bylaws, decline the request to sell or transfer the Shares in full or in part.
5.2
Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Transfer Notice”) stating: (i) the Holder’s intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be sold or transferred to each Proposed Transferee; (iv) the terms and conditions of each proposed sale or transfer, including the purchase price for such Shares (the “Transfer Purchase Price”); and (v) the Holder’s offer to the Company or its assignee(s) to purchase the Shares at the Transfer Purchase Price and upon the same terms (or terms that are no less favorable to the Company).
5.3
Exercise of Right of First Refusal. At any time within 30 days after receipt of the Transfer Notice, the Company or its assignee(s) shall deliver a written notice to the Holder indicating whether the Company or its assignee(s) elect to permit or reject the proposed sale or transfer, in full or in part, or elect to accept or decline the offer to purchase any or all of the Shares proposed to be sold or transferred to any one or more of the Proposed Transferees, at the Transfer Purchase Price, provided that if the Transfer Purchase Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Shares as determined in good faith by the Company. If the Transfer Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company in good faith.
5.4
Payment. Payment of the Transfer Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 60 days after receipt of the Transfer Notice or in the manner and at the times set forth in the Transfer Notice.

4

5.5
Holder’s Right to Transfer. If any of the Shares proposed in the Transfer Notice to be sold or transferred to a given Proposed Transferee are both (i) not purchased by the Company or its assignee(s) as provided in this Section 5 and (ii) approved by the Company to be sold or transferred, then the Holder may sell or otherwise transfer any such Shares to the applicable Proposed Transferee at the Transfer Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Transfer Notice; provided that any such sale or other transfer is also effected in accordance with the Company’s Bylaws and any applicable laws and the Proposed Transferee agrees in writing that the Company’s Bylaws and the provisions of this Agreement, including Section 9, shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with applicable laws. If the Shares described in the Transfer Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Transfer Notice shall be given to the Company, and the Company or its assignees shall again have the right to approve such transfer and be offered the Right of First Refusal.
5.6
Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during Holder’s lifetime or on Holder’s death by will or intestacy to an Assignee Entity shall be exempt from the provisions of this Section 5. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the Company’s Bylaws and the provisions of this Agreement, including Section 9, and there shall be no further transfer of such Shares except in accordance with the terms of Section 9 and the Company’s Bylaws.
5.7
Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.
5.8
Termination. The provisions of this Section 5 shall terminate upon the earliest of a Change in Control, the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or any other transaction that results in the shares of Common Stock (or any equity securities substituted therefore) being listed on an established stock exchange.
6.
Taxes.

The Participant shall be solely responsible for all federal, state, local and foreign tax (including any social insurance) resulting from the grant or vesting of the Shares of Restricted Stock granted hereunder. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

5

7.
Legality Of Initial Issuance.

No Shares shall be issued upon the grant of this Award unless and until the Company has determined that:

7.1
It and the Participant have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;
7.2
Any applicable listing requirement of any stock exchange or other securities market on which Common Stock is listed has been satisfied; and
7.3
Any other applicable provision of federal, State or foreign law and any applicable requirements of the Company’s shareholders’ agreement have been satisfied.
8.
No Registration Rights.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

9.
Restrictions on Transfer of Shares.
9.1
General Restrictions. In addition to any other limitation on transfer pursuant to applicable securities laws, except as otherwise provided in Section 9(a) of the Plan, any Unvested Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law (any of the foregoing, a “Transfer”), except by will or the laws of descent and distribution. After any Unvested Shares have vested pursuant to the Vesting Schedule, the Participant shall not Transfer any interest in such Shares except in compliance with the provisions herein, in the Company’s Bylaws and applicable securities laws. Furthermore, the Shares shall be subject to the Right of First Refusal. Notwithstanding the foregoing, the Participant may, subject to compliance with the transfer restrictions set forth in the Company’s Bylaws, transfer Unvested Shares, subject to Section 10 below, as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (a) to transfer on its books any of the Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the provisions of the Company’s Bylaws or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom any such Shares shall have been so sold or transferred.
9.2
Securities Law Restrictions. Regardless of whether the offer and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including under Regulation S of the Securities Act or pursuant to another available exemption from registration.

6

9.3
Market Stand-Off. The Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities of the Company) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities of the Company) held by the Participant (other than those included in the applicable Registration Statement (as defined below)) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (each a “Registration Statement”) (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) (the “Lock-Up Period”); provided, however, that nothing contained in this Section 9(c) shall prevent a forfeiture of Unvested Shares during the Lock-Up Period. The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9(c) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period.
9.4
Investment Intent. The Participant represents and agrees that the Shares granted hereunder will be acquired for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Participant shall represent and agree, as of the Date of Grant, that the Shares granted hereunder are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
9.5
Legends. Any certificates (or electronic equivalent) evidencing Shares purchased under this Agreement shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

7

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AND TRANSFER RESTRICTIONS AS PROVIDED IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE Participant AND THE COMPANY. SUCH RIGHT OF FIRST REFUSAL AND TRANSFER RESTRICTIONS ARE BINDING UPON TRANSFEREES OF THESE SECURITIES. A COPY OF THE RESTRICTED STOCK AGREEMENT OF THE COMPANY MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

Certificates may bear any other notations required by any applicable federal or state securities laws. The Company may be authorized from time to time pursuant to its certificate of incorporation to issue more than one class or series of stock. In such case and at any time or from time to time thereafter the Company will furnish without charge to the Participant upon request the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. To the extent the Shares are issued in uncertificated form, (i) this Section 9(e) provides the Participant with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the recording of the Shares in the books and records of the Company shall be accompanied by the legends included in this Section 9(e).

9.6
Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.
10.
Adjustment Of Shares.

In the event of any transaction described in Section 8 of the Plan, the terms of this Award (including the number and kind of Shares subject to this Award) shall be adjusted as set forth in Section 8 of the Plan. In the event of any transaction described in Section 8 of the Plan, any new, substituted or additional securities that by reason of such transaction are distributed with respect to any Unvested Shares or into which such Unvested Shares thereby become convertible shall immediately be subject to the Vesting Schedule, Right of First Refusal and forfeiture provisions (and shall be released at the same rate as such Unvested Shares are, or would have been, released under this Agreement).

11.
Miscellaneous Provisions.
11.1
No Retention Rights. Nothing in this Award or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
11.2
Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company in

8

accordance with this Section 11(b). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.
11.3
Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Participant and by an authorized officer of the Company (other than the Participant); provided, however, that a modification that is otherwise favorable to the Participant (for example, providing the Participant with additional time to exercise this Award after termination of employment or providing for additional forms of payment) but causes this Award to lose its tax-favored status shall not require the consent of the Participant. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
11.4
Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.
11.5
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
11.6
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.7
Binding Effect on Transferees, Heirs, Successors and Assigns. This Agreement shall be binding upon Participant’s permitted transferees, heirs, successors and assigns.
11.8
Interpretation. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.

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12.
Acknowledgements of the Participant.

In addition to the other terms, conditions and restrictions imposed on this Award and the Shares issuable under this Award pursuant to this Agreement and the Plan, the Participant expressly acknowledges being subject to Sections 5 (Right of First Refusal), 7 (Legality of Initial Issuance) and 9 (Restrictions on Transfer of Shares, including the Market Stand-Off), as well as the following provisions:

12.1
Tax Consequences. The Participant agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant shall not make any claim against the Company, the Board, the Committee or the Company’s officers or employees related to tax liabilities arising from this Award or the Participant’s other compensation. The Participant hereby acknowledges that he has been informed that, with respect to the grant of Unvested Shares, that unless an election is filed by the Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days after the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares (if any) and the fair market value of the Shares on the Date of Grant (the “Election”), there will be a recognition of taxable income to the Participant, measured by the excess, if any, of the fair market value of the Shares, at the time the Unvested Shares vest over the purchase price for the Shares (if any). The Participant represents that the Participant has consulted any tax consultant(s) or advisor(s) the Participant deems advisable in connection with the grant of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own income tax liability that may arise as a result of the grant or vesting of the Shares contemplated by this Agreement.

The Participant ACKNOWLEDGES THAT IT IS The Participant’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF The Participant REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON The Participant’S BEHALF.

12.2
Electronic Delivery of Documents. The Participant acknowledges and agrees that the Company may, in its sole discretion, deliver all documents relating to the Company, the Plan or this Award and all other documents that the Company is required to deliver to its security holders (including disclosures that may be required by the Securities and Exchange Commission) by email or other means of electronic transmission (including by posting them on a website maintained by the Company or a third party under contract with the Company). The Participant acknowledges that he or she may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.
12.3
Waiver of Statutory Information Rights. The Participant acknowledges and agrees that, upon the Date of Grant and until the first sale of the Common Stock to the general public pursuant to a registration statement filed under the Securities Act, he or she shall waive, and shall be deemed to have waived, any rights the Participant would otherwise have under Section 220 of the DGCL (or under similar rights pursuant to any other applicable law) to inspect for any purpose and to make copies and extracts from the Company’s stock ledger,

10

a list of its stockholders and its other books and records or the books and records of any subsidiary of the Company (the “Inspection Rights”). The Participant acknowledges and understands that, but for the waiver made herein, the Participant would be entitled, upon compliance with the procedures set forth in Section 220 of the DGCL, to Inspection Rights pursuant thereto, and further acknowledges and agrees that the waiver set forth herein is a knowing and voluntary waiver of such rights, that the Participant has received sufficient consideration for such waiver and that the Company would not be willing to provide the benefits to the Participant hereunder without the benefit of such waiver from the Participant. This waiver applies only in the Participant’s capacity as a stockholder and does not affect any other inspection rights the Participant may have pursuant to any written agreement with the Company.
12.4
Plan Discretionary. The Participant understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and the Participant’s engaging entity have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of this Award does not in any way create any contractual or other right to receive additional Awards (or benefits in lieu of Award) at any time or in any amount and (iv) all determinations with respect to any additional Awards, including the times when Awards will be granted, the number of Shares offered, and the vesting schedule, will be at the sole discretion of the Company.
12.5
Termination of Service. The Participant understands and acknowledges that participation in the Plan ceases upon termination of the Participant’s Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
12.6
Extraordinary Compensation. The value of this Award shall be an extraordinary item of compensation and shall not be considered a part of the Participant’s normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
12.7
Authorization to Disclose. The Participant hereby authorizes and directs the Participant’s engaging entity to disclose to the Company or any subsidiary any information regarding the Participant’s Service, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, as the Participant’s engaging entity deems necessary or appropriate to facilitate the administration of the Plan.
12.8
Personal Data Authorization. As a condition to the receipt of this Award, the Participant explicitly and unambiguously consents to Section 10(h) of the Plan.

[Signature Page Follows]

11

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

DAMORA THERAPEUTICS, INC.

By:

Name:

Title:

[Signature Page – Restricted Stock Agreement]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Award and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

[NAME]

Address:

Email:

[Signature Page – Restricted Stock Agreement]

Exhibit A

CONSENT OF SPOUSE OR DOMESTIC PARTNER

I, ___________________________________________________, spouse or registered domestic partner of __________________________, have read and approve the Restricted Stock Agreement dated _____________________ (the “Restricted Stock Agreement”), between my spouse or registered domestic partner and Damora Therapeutics, Inc. In consideration of the granting to my spouse or registered domestic partner of shares of restricted common stock of Damora Therapeutics, Inc. set forth in the Restricted Stock Agreement, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Agreement insofar as I may have any rights in said Restricted Stock Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Restricted Stock Agreement.

Dated:_______________, ______

Signature of Spouse or Registered Domestic Partner

[Exhibit A – Restricted Stock Agreement]

DAMORA THERAPEUTICS, INC.

2025 EQUITY INCENTIVE PLAN

Amendment to RESTRICTED STOCK AGREEMENT

This Amendment to Restricted Stock Agreement (this “Amendment”) is entered into between [●] (the “Participant”) and Damora Therapeutics, Inc. (the “Company”), effective as of October [●], 2025.

WHEREAS, the Company previously granted the Participant [●] shares of Restricted Stock (the “Restricted Shares”) pursuant to that certain Restricted Stock Agreement dated [●], 2025 (the “RSA Agreement”) and the Damora Therapeutics, Inc. 2025 Equity Incentive Plan (capitalized terms used but not defined herein shall have the meanings set forth in the RSA Agreement);

WHEREAS, as of the date hereof, no Restricted Shares have vested;

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger with Galecto, Inc. (“Galecto”), pursuant to which the Company will be merged with an into a wholly owned subsidiary of Galecto (the “Merger”), and, in connection therewith, Galecto will sell shares of its capital stock to certain investors in an offering exempt from registration under the Securities Act of 1933, as amended (the “PIPE” and together with the Merger, the “Transactions”); and

WHEREAS, the Company and Participants desire to clarify the effect of the Transactions on the Restricted Shares.

NOW, THEREFORE, the RSA Agreement is hereby amended as follows and the Company and the Participant hereby agree:

1.
As used in the RSA Agreement, the defined term “Next Financing” shall be deemed to include the Transactions or any similar transactions with an acquiror of the Company.
2.
Pursuant to the terms of the RSA Agreement, upon the completion of the Transactions or any similar transactions with an acquiror of the Company, the Milestone Vesting Condition will no longer be eligible to be satisfied and [●] Restricted Shares shall be automatically forfeited for no consideration, and, at such time, the Participant shall no longer have any rights as a holder of such Restricted Shares.
3.
Except as expressly modified by this Amendment, the RSA Agreement shall remain in full force and effect pursuant to its terms. For the avoidance of doubt, [●] Restricted Shares shall remain eligible to vest in accordance with the Time-Based Vesting Condition.
4.
This Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Participant have executed this Amendment, effective as of the date hereof.

DAMORA THERAPEUTICS, INC.

By:

Name:

Title:

PARTICIPANT

Name: [●]

Signature Page to
Amendment to Restricted Stock Agreement

Pre-Public Form – U.S. Employees & Directors

DAMORA THERAPEUTICS, INC.

2025 EQUITY INCENTIVE PLAN

Stock Option Agreement

nonstatutory stock option

1.
Grant of Option.
(a)
This Stock Option Agreement (this “Agreement”) evidences the following grant by Damora Therapeutics, Inc., a Delaware corporation (the “Company”), of an option (this “Option”) to purchase, in whole or in part, on the terms provided herein and in the Damora Therapeutics, Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”), the shares of Common Stock set forth below:

Participant:	[•]
Grant Date:	[•]
Shares of Common Stock Subject to the Option:	[•] (the “Shares”)
Exercise Price per Share:	$[•]
Expiration Date:	11:59 p.m. ET on [•][2]
Vesting Commencement Date:	[•]
Vesting Schedule:

This Option will become exercisable (“vest”) in accordance with the following schedule, subject to the Participant’s continued employment with or service to the Company through each vesting date: [(i) 25% of this Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date and (ii) thereafter, this Option shall vest with respect to an additional 1/48th of this Option on each monthly anniversary of the Vesting Commencement Date following the first anniversary of the Vesting Commencement Date].

(b)
This Option is subject to the terms of the Plan, which are incorporated into this Agreement by reference. A copy of the Plan has been furnished to the Participant with the Option. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. Except as otherwise indicated by the context, Participant shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2 NTD: Enter date that is 10 years from the Grant Date.

Signature Page to
Amendment to Restricted Stock Agreement

(c)
This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.
2.
Vesting Schedule.
(a)
This Option will vest in accordance with the Vesting Schedule set forth in Section 1 above. In determining the number of vested Shares at the time of exercise, the number of Shares shall be rounded down to the nearest whole Share.
(b)
The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested and unexercised until the earlier of the Expiration Date or the termination of this Option under Section 3 hereof or the Plan.
3.
Exercise of Option.
(a)
Form of Exercise. Each election to exercise this Option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A and signed by the Participant, and where applicable, a signed and completed Consent of Spouse or Domestic Partner in the form attached hereto as Exhibit B, and received by the Company at its principal office, accompanied by this Agreement, and payment of the Exercise Price in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby; provided that no partial exercise of this Option may be for any fractional Share or for fewer than 100 whole Shares. Subject to applicable law and as a condition to the exercise of this Option and the issuance of any Common Stock hereunder, the Participant agrees to become party to any stockholders’ agreement, voting agreement, drag along agreement, right of first refusal and co-sale agreement, or any other agreement approved by the Board and creating obligations of or among any stockholder of the Company, as the Company may request.
(b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time this Option is exercised, is, and has been at all times since the Grant Date, in continued employment with or providing service to the Company or any of its subsidiaries (an “Eligible Participant”). The date on which the Participant ceases to be an Eligible Participant shall be referred to as the “Termination Date.”
(c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in Sections 3(d) and 3(e) below, the right to exercise this Option shall terminate three months after the Termination Date (but in no event after the Expiration Date); provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the Termination Date. Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates any non-competition, non-solicitation, non-disparagement or confidentiality provisions of any agreement between the Participant and the Company or its subsidiary, the right to exercise this Option shall terminate immediately upon such violation.
(d)
Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined below), this Option shall be exercisable by the Participant (or, in the case of death, by the Participant’s Designated Beneficiary) within the period of one year following the Termination Date (but in no event after the Expiration Date); provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the Termination Date.

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(e)
Termination for Cause. If, prior to the Expiration Date, the Participant’s employment or service is terminated by the Company for Cause, the right to exercise this Option shall terminate immediately upon the Termination Date. If prior to the Expiration Date, the Participant is given notice by the Company of the termination of the Participant’s employment or service by the Company for Cause, and the Termination Date is subsequent to the date of delivery of such notice, the right to exercise this Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or service shall not be terminated for Cause as provided in such notice or (ii) the Termination Date (in which case the right to exercise this Option shall, pursuant to the preceding sentence, terminate upon the Termination Date). If the Participant is party to an employment or severance contract or agreement or offer letter (excluding any non-competition agreement) with the Company that contains a definition of “cause” for termination, “Cause” shall have the meaning ascribed to such term in such agreement or offer letter. Otherwise, “Cause” shall mean (A) the Participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (B) the Participant’s conviction or plea of no contest to (1) a felony or (2) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (C) the Participant’s failure to perform in all material respects the Participant’s assigned duties and responsibilities; (D) the Participant’s gross negligence, willful misconduct that results in or is reasonably anticipated to result in harm to the Company; or (E) the Participant’s violation of any material provision of any agreement(s) between the Participant and the Company or its subsidiary or any Company policies including, without limitation, agreements relating to non-competition, non-solicitation, non-disparagement, non-disclosure and/or assignment of inventions or policies related to ethics or workplace conduct.
4.
Company Right of First Refusal.
(a)
Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this Option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per Offered Share and all other material terms and conditions of the transfer.
(b)
Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after the Participant’s receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates, if any, representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.
(c)
Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under Section 4(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee; provided that such transfer shall not be on terms and conditions more

7

favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.
(d)
Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.
(e)
Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:
(i)
any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;
(ii)
any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and
(iii)
the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (i) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f)
Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.
(g)
Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:
(i)
the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act or any other transaction that results in the shares of Common Stock (or any equity securities substituted therefore) being listed on an established stock exchange; or
(ii)
a Change in Control.
(h)
No Obligation to Recognize Invalid Transfer. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.
(i)
Legends. Any certificate representing Shares or notice of issuance of uncertificated stock evidencing the issuance of Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements

8

relating to the transfer of the Company securities) until the Company’s right of first refusal has terminated in accordance with Section 4(g):

“The shares [represented by this certificate][referenced herein] are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.
Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (a) not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (i) or (ii) is to be settled by delivery of securities, in cash or otherwise, for a period specified by the representative of the underwriters of Common Stock or other securities of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or any successor provisions or amendments thereto), and (b) to execute any agreement reflecting clause (a) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.
Tax Matters.
(a)
Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Company satisfies all applicable federal, state, and local or other income and employment tax withholding obligations as described in the Plan.
7.
Nontransferability of Option.
(a)
This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.
(b)
The Participant agrees that the Participant will not transfer any Shares issued pursuant to the exercise of this Option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided, that such a written confirmation shall not be required with respect to (i) Section 4 after such provision has terminated in accordance with Section 4(g) or (ii) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

Damora Therapeutics, Inc.

By:

Name:

Title:

[Signature Page – Stock Option Agreement]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Address:

Email:

[Signature Page – Stock Option Agreement]

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date:_______________3

Damora Therapeutics, Inc.

______________

______________
______________

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Option granted to me under the Damora Therapeutics, Inc. 2025 Equity Incentive Plan (as the same may be amended and restated from time to time, the “Plan”) on [_______________]4 for the purchase of [__________]5 shares of Common Stock of the Company at an exercise price of $[__________]6 per share. Capitalized terms used but not defined herein shall have the meanings set forth under the Plan.

I hereby exercise my option to purchase [__________]7 shares of Common Stock (the “Shares”), for which I have enclosed [__________]8 in the amount of [__________]9. Please register the Shares as follows:

Name(s): 10

Address:

3 Enter the date of exercise.

4 Enter the date of grant.

5 Enter the total number of shares of Common Stock for which the option was granted.

6 Enter the option exercise price per share of Common Stock.

7 Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

8 Enter “cash”, “personal check” or if permitted by the Option or Plan, “stock certificates No. XXXX and XXXX” or “notice of issuance of uncertificated stock No. XXXX and XXXX”.

9 Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

10 Enter name(s) to appear on stock certificate or notice of issuance of uncertified stock: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

[Signature Page – Notice of Stock Option Exercise]

Email:

Tax I.D. #: 11

I represent, warrant and covenant as follows:

1.
I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.
2.
I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.
3.
I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
4.
I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.
5.
I understand that (a) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (c) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (d) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation, and has not made any representations regarding any current intention, to register the Shares under the Securities Act.

Very truly yours,

(Signature)

11 Social Security Number of Holder(s).

[Signature Page – Notice of Stock Option Exercise]

Exhibit B

CONSENT OF SPOUSE OR DOMESTIC PARTNER

I, ___________________________________________________, spouse or registered domestic partner of ___________________________________________________, have read and approve the Stock Option Agreement dated _______________, _____ (the “Stock Option Agreement”), between my spouse or registered domestic partner and Damora Therapeutics, Inc. In consideration of granting of the right to my spouse or registered domestic partner to purchase shares of common stock of Damora Therapeutics, Inc. set forth in the Stock Option Agreement, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Stock Option Agreement and agree to be bound by the provisions of the Stock Option Agreement insofar as I may have any rights in said Stock Option Agreement or any options or shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Stock Option Agreement

Dated:_______________, ______

Signature of Spouse or Registered Domestic Partner